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                                                                   EXHIBIT 10.75

        SECOND AMENDMENT TO EMPLOYMENT AGREEMENT DATED DECEMBER 8, 2000
                                    BETWEEN
                     AFC ENTERPRISES, INC. (THE "COMPANY")
                                      AND
                         DICK R. HOLBROOK ("EMPLOYEE")

     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of December 8, 2000, which was amended by that certain First Amendment to Employment Agreement effective as of January 1, 2001, governing the terms and conditions of Employee's employment with the Company (the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended to change "Section 9" to "Section 8 or Section 9" in the first sentence.

     2. Section 6.07(b) of the Employment Agreement is being revised to eliminate provisions regarding the ability of the Board of Directors of the Company to decrease the amount of benefits being provided. Therefore, Section 6.07(b) of the Employment Agreement is hereby deleted in its entirety and the following new Section 6.07(b) is inserted in lieu thereof:

         (b) Anything in Sections 6.01, 6.02, 6.03 and 6.04 to the contrary notwithstanding, the amount of the benefits provided for in this
         Section 6 are subject to adjustment as shall be provided for in the plan or insurance contract, as the case may be, pursuant to which such benefit is being paid and the Employee will be given written notice of any such change. Anything in this Agreement to the contrary notwithstanding, the Board of Directors shall have full authority to make all determinations deemed necessary or advisable for the administration of the benefits described in this Section 6. Subject to Section 12.04, the good faith interpretation and construction by the Board of Directors of the terms of this Section 6 or the benefit programs described herein shall be final, conclusive and binding on Employee.

     3. Section 8.01(b) of the Employment Agreement is being revised to ensure that the definition of "Disability" is consistent with the "maximum elimination period of ninety (90) days" referred to in Section 6.03(a) of the Employment Agreement, by amending the language to require a consecutive ninety (90) day period of Disability. Therefore, Section 8.01(b) is deleted in its entirety, and the following new Section 8.01(b) is inserted in lieu thereof:

         (b) Disability. The term "Disability" shall mean the good faith determination by the Board of Directors of the Company that Employee has failed to or has been unable to perform his duties as the result of any physical or mental disability for a period of ninety (90) consecutive days during any one period of Disability.
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     4.  Section 8.03 of the Employment Agreement is being revised to clarify that: (A) the Company may terminate Employee without Cause; (B) if Employee is terminated for any reason (other than by death, disability, or for Cause), including, the Company's failure to renew the Employment Agreement upon expiration of the term or the Employee terminates the Employment Agreement pursuant to Section 1 of the Employment Agreement, then the Employee will be entitled to certain post-employment payments; and (C) the Company may elect to satisfy its post-employment payment and benefit obligations in a lump sum. Therefore, Section 8.03 of the Employment Agreement is hereby deleted in its entirety and the following new Section 8.03 is inserted in lieu thereof:

         8.03  Termination by the Company for other than Death or Disability or
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         for Cause.  The Company may terminate Employee's employment hereunder
         ---------
         without cause at any time, upon written notice. If, upon expiration of the term of this Agreement, or if Employee's employment is terminated by the Company prior to the expiration of the term of this Agreement without cause or other than (i) by reason of Employee's death or Disability or (ii) for Cause, or in the event Employee terminates this Agreement pursuant to Section 1 hereof, the Company shall pay or provide to Employee, in lieu of all other amounts payable hereunder or benefits to be provided hereunder the following: (a) a payment equal to the sum of two (2) times Employee's Base Salary at the time of termination; (b) a payment equal to two (2) times Employee's Target Incentive Pay for the year in which such termination occurs (or, if no Target Incentive Pay has been designated for such year, then the Target Incentive Pay for the last year in which it was designated prior to such termination); (c) the acceleration of any unvested rights of Employee under any stock options or other equity incentive programs such that they shall immediately vest under the terms of such plans; and (d) continuation of the employee benefits then being provided to Employee under Section 6 of this Agreement (excluding Section 6.06) for the remaining term of this Agreement as of the day immediately preceding the effective date of termination; provided, however, that at the Company's election, the Company may, in complete discharge of its obligations hereunder with respect to any or all of such benefits, provide to Employee a lump sum cash payment in lieu of such benefit or benefits based upon the then current one (1) year cost of such benefit or benefits to the Company. As a condition precedent to the requirement of Company to make such payments, grant such accelerated vesting or provide such benefit or benefits, Employee shall not be in breach of his obligations under Section 10 hereof and Employee shall execute and deliver to Company a general release in favor of the Company in substantially the same form as the general release then contained in the latest Severance Agreement being used by the Company.

         Any payments required to be made under this Section 8.03 shall be made to Employee, at the election of the Company, either within thirty (30) days after the date of Employee's termination of employment or, at the Company's election, in fifty-two (52) equal installments, payable at the same time and on the same basis as was the payment of Employee's Base Salary prior to such termination.

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     5.  Section 9 of the Employment Agreement is hereby amended to change "the owners or all" to "the owners of all" in the first sentence of subsection (a).

     6. Section 11.03 of the Employment Agreement is being amended to extend the survival period of the indemnification obligations of the Company from four
(4) to twenty (20) years and to eliminate the condition that the Employee's employment be terminated for a reason other than for Cause. Therefore, Section
11.03 of the Employment Agreement is hereby deleted in its entirety and the following new Section 11.03 is inserted in lieu thereof:

         11.03  Survival.  The provisions of this paragraph 11 shall survive
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         the termination of this Agreement for a period of twenty (20) years.

     7. The Employment Agreement, as amended hereby, is hereby reaffirmed and restated herein by the undersigned, and said Employment Agreement is hereby incorporated herein by reference as fully as if set forth in its entirety in this First Amendment.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand this 31st day of August, 2001, effective as of January 1, 2001.

                                   COMPANY:

                                   AFC ENTERPRISES, INC.

                                   By: /s/ Frank J. Belatti
                                       ----------------------------
                                       Frank J. Belatti, Chief Executive Officer

                                   EMPLOYEE:

                                   /s/ Dick R. Holbrook             (SEAL)
                                   ---------------------------------
                                   Dick R. Holbrook

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